UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

HEMAGEN DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-11700	04-2869857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
9033 Red Branch Road, Columbia, MD
21045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 740-3198

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  –  Entry into a Material Definitive Agreement

Effective April 29, 2010, the Board of Directors of Hemagen Diagnostics, Inc. (the “Company”) declared a dividend distribution of one Common Stock Purchase Right (a “Right”) for each outstanding share of Common Stock of the Company (the “Company Common Stock”) to stockholders of record as of the close of business on April 29, 2010 (the “Record Date”).  The Rights will also attach to new shares of Common Stock issued after the Record Date.  Each Right entitles the registered holder thereof to purchase from the Company one share (a “Unit”) of Common Stock of the Company at a cash exercise price of $0.15 per share (the “Exercise Price”), subject to adjustment, under certain conditions specified in a Rights Agreement dated as of April 29, 2010 (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”) and summarized below.  The full description and terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be attached to the certificates representing outstanding shares of Company Common Stock, and no separate Rights certificates will be distributed.  The Rights are not exercisable until the Distribution Date (as defined below) and will expire at the close of business on April 29, 2020 (the “Final Expiration Date”), unless earlier redeemed by the Company as described below.  Until the Distribution Date, (i) the Rights will be evidenced by and will be transferred with and only with such Company Common Stock certificates, (ii) new Common Stock certificates issued after April 29, 2010, will contain a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificate. As promptly as reasonably practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Company Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights certificates alone will represent the Rights.  Except as otherwise determined by the Board of Directors, the only Company Common Stock that will be issued with Rights is Company Common Stock issued prior to the earliest of (i) the Distribution Date, and (ii) the Expiration Date.

The Rights will separate from the Company Common Stock and the "Distribution Date" will occur upon the earlier of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of ten percent (10%) or more of the outstanding shares of Company Common Stock (or an earlier date under certain circumstances specified in the Rights Agreement) (the "Stock Acquisition Date"), and (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning ten percent (10%) or more of the outstanding Company Common Stock.  The Continuing Directors (defined as the directors who are not affiliated or associated with an Acquiring Person) may vote to extend these timeframes in their discretion. In the event that (i) an Acquiring Person becomes the beneficial owner of ten percent (10%) or more of the then outstanding shares of Company Common Stock, (ii) the Company is the surviving corporation in a merger with an Acquiring Person and shares of Company Common Stock shall remain outstanding, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, (iv) the Company takes steps to liquidate or dissolve, or (v) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than one percent (1%) (e.g., by means of a reverse stock split or recapitalization), then, in each such case, each holder of a Right will thereafter have the right to acquire, upon exercise of such Right, up to that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times (2x) the exercise price of the Right.  The exercise price is the Purchase Price multiplied by the number of Units of Company Common Stock issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

The Purchase Price and the number of Units of the Company Common Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or subdivision, combination or reclassification of, the Company Common Stock, (ii) if holders of the Company Common Stock are granted certain rights or warrants to subscribe for Company Common Stock or convertible securities at less than the Current Market Price of the Company Common Stock, or (iii) upon the distribution to the holders of the Company Common Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price.  The Company is not required to issue fractional Units or shares of the Company Common Stock.  In lieu thereof, an adjustment in cash may be made based on the market price of the Company Common Stock prior to the date of exercise or exchange.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholder or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable or exchangeable for Units or shares of Company Common Stock (or other consideration).

At any time after a person becomes an Acquiring Person, but before any person becomes the beneficial owner of fifty percent or more of the Company's Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person or group which become void), in whole or in part, at an exchange ratio of one share of Company Common Stock, per Right (subject to adjustment).

The Rights Agreement excludes from the definition of Acquiring Person certain defined Exempt Person(s) and any Person the Board of Directors determines in good faith (with the concurrence of a majority of Continuing Directors then in office prior to the time of the event causing a Person to become an Acquiring Person)  is not, in fact, an Acquiring Person for purposes of the Rights Agreement.  William P. Hales and his immediate family members and their affiliates and associates are defined as an Exempt Person.

The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price. The Company is not obligated to issue fractional shares. If the Company elects not to issue fractional shares, in lieu thereof an adjustment in cash will be made based on the fair market value of the Common Stock on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $0.0000001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the close of business on the tenth (10th) business day after the Stock Acquisition Date or such later date as may be determined by action of a majority of Continuing Directors (as defined in the Rights Agreement) then in office prior to such time at which any person becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and, thereafter, the only right of the holders of Rights will be to receive the redemption price.

Any provision in the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, make corrections, lengthen or shorten time periods (which lengthening or shortening, following the first time a person becomes an Acquiring Person, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors) and to otherwise make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable or to lengthen any time period unless for the purpose of protecting or enhancing the rights or benefits of the holders of the Rights.

The foregoing description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which was attached as an exhibit to the Company’s Registration Statement on Form 8-A, which was filed with the Securities and Exchange Commission on May 5, 2010 and which is incorporated herein by reference.

Item 3.03  –  Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01  -  Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

Exhibit No.	Description
4.1
Stockholder Rights Agreement, dated as of April 29, 2010 between Hemagen Diagnostics, Inc. and Continental Stock Transfer & Trust Company, LLC incorporated by reference to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMAGEN DIAGNOSTICS, INC.

Date: May 5, 2010	By:	/s/ William P. Hales
Name: William P. Hales
Title: Chairman, President and Chief Executive Officer